                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the reference to our firm under the captions "Selected Historical Financial Data," "Experts" and "Change in Independent Public Auditors" and to the use of our report dated June 26, 1995 with respect to the consolidated financial statements and schedule of Pioneer Americas, Inc. (the Predecessor Company) included in the Registration Statement (Form S-4) and related Prospectus of PCI Chemicals Canada Inc. for the registration of $175,000,000 9 1/4% Series B Senior Secured Notes due 2007.

                                            ERNST & YOUNG LLP

Houston, Texas
November 26, 1997